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                                                                    EXHIBIT 99.3

                                 PROLOGIS TRUST

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
                            REQUEST FOR WAIVER FORM


To:  Share Purchase Plan Representative       Telephone:     (303) 576-2622
     ProLogis Trust                           Fax:           (303) 375-2600
     14100 East 35th Place
     Aurora, Colorado 80011


This form is to be used only by participants in the ProLogis Trust 1999 Dividend Reinvestment and Share Purchase Plan who are requesting acceptance from ProLogis to make an optional cash payment under the plan in excess of the $5,000 monthly maximum.

ProLogis will set a threshold, or minimum, price at which investments of optional cash payments in excess of the monthly maximum can be made, pursuant to a request for waiver, by 5:00 PM Mountain Time on the third trading day prior to the beginning of the relevant investment period of 10 trading days. This form should be completed and returned by 5:00 PM Mountain Time on the second trading day prior to the beginning of the investment period. Notification of whether the request for waiver is accepted will occur by ____:____ __m Mountain Time on the _____________________________ trading day prior to the beginning of the investment period.

GOOD FUNDS ON ALL ACCEPTED REQUESTS FOR WAIVER MUST BE RECEIVED BY EQUISERVE, L.P. SHAREHOLDER SERVICES NOT LATER THAN 5:00 PM EASTERN TIME ON THE TRADING DAY PRIOR TO THE BEGINNING OF THE RELEVANT INVESTMENT PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE.

A new form must be completed each month the participant wishes to make an optional case payment in excess of the $5,000 monthly maximum. This form will not be accepted by ProLogis unless it is completed in its entirety.

The participant submitting this form hereby certifies that the information contained herein is true and correct as of the date of this form and the participant has received a current copy of the prospectus relating to the plan. Further, the participant certifies that BankBoston, N.A. is hereby appointed as agent to apply any cash investments toward the purchase of common shares under the plan.

BankBoston will deliver whole shares via DWAC. Any fractional shares will be returned via cash in lieu of shares to the address listed below.

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                            REQUEST FOR WAIVER TO BE COMPLETED BY WAIVER APPLICANT
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
$_______________________________________________________    __________________________________________________%
 Optional Cash Payment Amount Requested                     Waiver Discount

$_______________________________________________________    ___________________________________________________
 Threshold Price                                            Title of Account to Which Shares Are to Be Credited

________________________________________________________    ___________________________________________________
 Name of Depository Participant Submitting Payment          Tax I.D. Number

________________________________________________________    ___________________________________________________
 Participant number with depository                         Street Address

________________________________________________________    ___________________________________________________
 Name of Contact (Please Print)                             City, State and Zip Code

________________________________________________________    ___________________________________________________
 Title of Contact                                           Phone Number

________________________________________________________    ___________________________________________________
 Signature of Contact on Behalf of Broker, Bank or Other    Fax Number
  Nominees

________________________________________________________
 Date
 Method of Payment    (      )  Wire                        (      )  Other (specify)
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
__________________________________________________________________________________________________
                       ACCEPTANCE SECTION TO BE COMPLETED BY PROLOGIS TRUST

$_____________________________________________              Approval:_____________________________
 Optional Cash Payment Amount Approved
                                                            Name: ________________________________

______________________________________________              Title:________________________________

Form of Payment Approved                                    Approval:_____________________________
__________________________________________________________________________________________________
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